EQUIPMENT LEASE AGREEMENT
________________________________________________________________

Lessor:  Sullivan's Trucking Co., Inc.
         P. O. Box 2165
         Ponca City, Oklahoma  74602

Lease Dated: 3/1/96

Lessee Name:  Environmental Transportation Services, Inc.
Mailing Address:  P. O. Box 36118
                  Oklahoma City, OK  73136
________________________________________________________________
                           TERMS AND CONDITIONS

1. LEASE: The above-named Lessor hereby leases to the above named Lessee (including each and every Lessee jointly and severally if there is more than one Lessee) and Lessee hereby leases from Lessor, subject to the terms and conditions hereof and the terms and conditions of any Schedules executed by Lessee and Lessor which reference this Equipment Lease Agreement ("Agreement"), the personal property described in each such Schedule, together with all present and future attachments, accessories, replacement parts, additions (including bodies) and all proceeds thereof, collectively referred to as the "Equipment."

2. EFFECTIVE DATE: The terms and conditions hereof and the obligations and liabilities of Lessor and Lessee hereunder shall become effective on the date of Lessor's acceptance of this Agreement("Effective Date"), even if on Equipment is specified in a Schedule at that time, or if Equipment is so specified but has yet been delivered to and accepted by Lessee.

3. SCHEDULES AND ACCEPTANCE CERTIFICATES: Each item of Equipment subject to this Agreement shall be described in a Schedule, in the form attached hereto. More than one item may be set forth on a Schedule, and more than one Schedule may be included under this Agreement. When Equipment is set forth on a Schedule signed by both Lessor and Lessee, such Schedule is an integral part of this Agreement and the rights and duties of Lessor and Lessee with regard to that Equipment are governed by this Agreement and such Schedule, the terms of such Schedule shall control as to the Equipment listed on such Schedule. When Equipment is delivered to Lessee by Lessor, Lessee shall immediately inspect the Equipment for compliance with the requirements of this Agreement and the relevant Schedule. If the Equipment is acceptable to Lessee, Lessee shall sign and deliver to Lessor an Acceptance Certificate in the form attached hereto. However, if Lessee retains possession of this Agreement as fully as if Lessee signed the Acceptance Certificate, even if a signed certificate is not delivered to Lessor.

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4.  LESSOR'S TITLE:  The Equipment is and shall at all times remain personal property. No right, title or interest in or to the Equipment shall pass to Lessee, except for Lessee's rights to possession, quiet enjoyment and use of the Equipment subject to the terms and conditions of this Agreement and for so long as Lessee is not in default of this Agreement. Title to the Equipment will at all times remain in Lessor's name and Lessee will at all times, at its own cost and expense, protect and defend the title of Lessor from and against all claims, liens, encumbrances and legal processes of creditors of Lessee or of others claiming by or through Lessee, and keep the Equipment free and clear from all such claims, liens, encumbrances and processes. Lessee acknowledges and agrees that Lessor is the owner of the Equipment for Federal income tax purposes.

5. REGISTRATION AND OTHER FILINGS: Each item of Equipment shall be registered and the certificate of ownership and/or the certificate of registration shall be issued with such person or persons as Lessor may designate shown as the legal owner, registered owner , first lien holder and/or the user or operator. Lessee acknowledges that the certificates of ownership and\or registration will be completed as required by applicable law and as required to protect Lessor's interests in the Equipment, , and Lessee agrees that nothing contained on any such certificate shall expand or otherwise affect the rights of Lessee in the Equipment set forth herein. Lessee shall be solely responsible for the costs and expenses associated with applying for and obtaining all such certificates. Lessee shall also be solely responsible for the costs and expenses of, and shall take whatever actions are necessary , to renew and maintain such certificates. In the event that a new certificate of ownership and registration and to avoid suspension or revocation of such certificates. In the event that a new certificate of ownership or registration is required, such certificates shall be obtained in the same manner and subject to the same requirements as set forth above. In the event that the Lessor deems it advisable at any time to prepare or file additional notices, filings, or other documents (for example: CU-1's or another form of financing statement) in order to protect its interests in and to the Equipment, Lessee shall cooperate fully with Lessor and shall sign each such document and hereby irrevocably consents to and authorizes Lessor to act as Lessee's attorney-in-fact to sign each and every such document in Lessee's name, place and stead, with as much force and effect as if Lessee had itself manually signed such document.

6. IDENTIFICATION OF EQUIPMENT AND RIGHT OF INSPECTION: Upon Lessor's request, Lessee shall at Lessee's own expense, permanently affix to the Equipment in a conspicuous place such labels, signs or other devices as Lessor may require to identify Lessor as the owner and Lessor of the Equipment. Lessor shall have the right to inspect the Equipment at all reasonable times and from time to time.

7. DISCLAIMER OF WARRANTY AND LIMITATION OF LIABILITY: Lessee acknowledges and agrees that each item of Equipment listed on any Schedule has been selected by Lessee for inclusion in this Agreement based solely upon Lessee's own judgment and without reliance upon any representations or warranties by Lessor. Lessor is not the designer, manufacturer, distributor, or seller of the Equipment leased hereunder, and LESSOR MAKES NO REPRESENTATIONS AND SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR INTENDED USE. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY, INDIRECTLY, INCIDENTALLY OR CONSEQUENTLY BY THE EQUIPMENT, BY AN INADEQUACY THEREOF OR DEFECT OR DEFICIENCY THEREIN, OR BY ANY INCIDENT WHATSOEVER THEREWITH, WHETHER ARISING IN TORT STRICT LIABILITY, NEGLIGENCE, CONTRACT OR OTHERWISE , OR IN ANY WAY RELATED TO OR ARISING FROM THIS AGREEMENT. During the term of the lease of each item of Equipment, Lessor hereby assigns to Lessee all of the rights and benefits of any warranties made by the manufacturer or seller of such Equipment, and Lessor further agrees to exercise for the benefit of Lessee any such rights and benefits which cannot be assigned.

8. TERMS AND RENTALS: The lease term ("Term") for each item of Equipment shall be as specified in the applicable Schedule. Lessee agrees to pay Lessor rental payments for each item of Equipment, including any advance rental payments ("Rental Payments"), in accordance with the payment schedule specified in such Schedule.

9. PLACE OF PAYMENT AND OBLIGATION TO PAY: All Rental Payments are payable without notice or demand at the address below:

10. DELINQUENCY CHARGES: For each Rental Payment or other sum due hereunder which is not paid within ten (10) days after it s due, Lessee agrees to pay Lessor a delinquency charge calculated thereon at the greater of (a)the rate of one and on half percent(1 1\2%)per month for the period of delinquency or (b)5% of such Rental Payment or other sum due hereunder, provided that such delinquency charge shall not be in excess of the maximum amount permitted by law without creation of a defense or imposition of a penalty.

11. MODIFICATION OF EQUIPMENT AND ASSIGNMENT: Lessee shall not modify, assign, transfer or sublet the Equipment, this Agreement or Lessee's interests hereunder without Lessor's prior written consent (which may be withheld in Lessor's sole discretion), nor shall Lessee's interests hereunder inure to the benefit of any trustee, receive, creditor or successor of Lessee or of its property, whether or not in bankruptcy, by operation of law, or otherwise. This Agreement and all amounts due hereunder may be signed at any time by Lessor without Lessee's consent. Upon notice of any assignment from Lessor or its assignee, Lessee shall make all payments coming due thereafter to the assignee without offset counterclaim or defense of any kind. LESSEE FURTHER AGREES THAT LESSOR MAY WITHOUT NOTICE TO OR CONSENT OF LESSEE, SELL OR GRANT A

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SECURITY INTEREST IN THE EQUIPMENT AND, IN SUCH EVENT, LESSEE'S
RIGHTS IN AND TO THE EQUIPMENT SHALL BE SUBJECT AND SUBORDINATE TO THE INTEREST AND RIGHTS, INCLUDING THE RIGHT OF POSSESSION, OF ANY SUCH PURCHASER OR HOLDER OF A SECURITY INTEREST IN THE EQUIPMENT.

12. LESSEE'S GENERAL DUTIES: Lessee agrees, at its own cost and expense:(a)to use the Equipment in careful and prudent manner in the regular course of Lessee's business and to permit only qualified personnel to use the Equipment, notifying each such person that he or she is not an employee of Lessor nor under Lessor's direction or control;(b)to comply with all applicable laws, rules and regulations relating to the possession, use or maintenance of the Equipment;(c)to comply with any published instruction, procedures or specification of the manufacturer of the Equipment and of the party selling the Equipment to Lessor;(d)to comply with all of the terms and conditions of each and every insurance policy covering the Equipment;(e)to obtain any and all certificates , permits or licenses required or permitted by law with respect to the Equipment, subject to Lessor's instruction; and
(f)to furnish Lessor promptly with any financial statements or other information which Lessor may reasonably request from time to time.

13. MAINTENANCE AND REPAIR: Lessee shall, at its own cost and expense keep the Equipment in good condition, repair and appearance and to comply with all of the manufacturer's recommended procedures in this regard. In addition, Lessee shall maintain the Equipment in compliance with all applicable federal, state and local safety, environmental and other rules and regulations. Lessee shall furnish, at its own expense , all necessary for maintenance and lawful operation of the Equipment. Lessee shall not alter or modify the Equipment in any manner that adversely affects its value. All parts installed and any modifications and alterations made in the course of the ordinary maintenance and repair of the Equipment shall become the property of Lessor and shall remain the property of Lessor upon termination of this Agreement unless otherwise provided herein.

14. INSURANCE: Lessee shall also obtain from an insurance company approved by Lessor liability insurance with combined single limits of at least $1,000,000 per occurrence. If Lessee is using the Equipment to transport hazardous material, the insurance must include Environmental Restoration coverage in an amount not less than $5,000,000 per occurrence. Each insurance policy must provide, in a form acceptable to Lessor, that Lessor is an additional insured and the loss payee under the policy. If the Equipment is lost or damaged, any and all insurance proceeds shall be paid to the Lessor, and the Lessor may apply them as it chooses either (i) to satisfy any obligation arising under this Agreement (whether or not due or otherwise matured), or (ii)to repair the Equipment. Each policy must provide that Lessor's interest therein shall not be invalidated by any acts, omissions or neglect of anyone other than Lessor, and that the policy can be canceled only after written notice of intention to cancel has been delivered to

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Lessor at least thirty (30) days before the cancellation date.
Lessee shall deliver to Lessor proof of insurance coverage acceptable to Lessor. Lessee shall be solely liable for any losses which occur because no insurance has been obtained or the coverage of the insurance which has been obtained is incomplete, even if Lessor has reviewed the insurance coverage.

15. TAXES: On and after the Effective Date, Lessee agrees to pay promptly to the appropriate governmental agency or, upon request, to Lessor, all taxes, assessments, levies, duties, and other governmental charges (including any penalties and interest and any fees for titling or registration) levied or assessed against Lessee, Lessor or the Equipment, upon or with respect to this Agreement or the purchase, use, operation, leasing, ownership, value, return or other disposition of the Equipment, or the rent, earnings or receipts arising therefrom, exclusive, however, of any taxes based on Lessor's net income and exclusive of any sales taxes paid by Lessor with respect to its initial purchase of the Equipment which have already been included in the cost of the Equipment under the applicable Schedule. If requested by Lessor, Lessee agrees to prepare on behalf of Lessor and in a form satisfactory to Lessor all requested tax returns and reports concerning the Equipment, to file such returns and reports with all appropriate governmental charges. The obligations arising under this Section shall survive payment of all other obligations under this Agreement and the termination of this Agreement.

16. LOSS OR DESTRUCTION OF EQUIPMENT: On and after delivery of any item of Equipment to Lessee, Lessee shall bear all of the risk of loss, damage, or destruction of such Equipment. If any of the Equipment is lost, stolen, destroyed or damaged and beyond repair, for any reason, Lessee shall (a)immediately and fully inform Lessor with regard thereto: and (b)promptly pay to Lessor the casualty value as shown in the Casualty and Termination Value Schedule attached hereto ("Casualty Value"), as of the date of payment thereof, plus all accrued and unpaid Rental Payments and other
amounts then due and remaining unpaid.    Except as expressly
provided herein, the total or partial destruction of the Equipment, or the total or partial loss of use or possession thereof by Lessee, shall not relieve or release Lessee from its obligations and liabilities under this Agreement.

17. RETURN TO LESSOR: Upon the expiration of the Term for any Equipment, Lessee shall return, at Lessee's sole expense, such Equipment to Lessor at such place as is designated by Lessor at that time and in the same condition as when received by Lessee, except only reasonable wear and tear resulting from the normal and customary use thereof. However, if any Schedule to this Agreement contains specific requirements for the condition of the Equipment upon its return to Lessor, the Equipment must satisfy such requirements. Lessee shall pay to Lessor on demand, as additional rental hereunder, the cost of any repairs necessary to place the Equipment in the condition required by this Agreement at that time. If the equipment ceases to operate for any reason other than

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Lessee's negligence or fault and it is determined by mutual agreement of Lessee and Lessor that it is not economically feasible for such equipment to be repaired, then Lessee may return such equipment to Lessor after which all future rental payments for such equipment shall be terminated.

18. TERMINAL RENTAL ADJUSTMENT CLAUSE: If Lessee so elects by executing the Terminal Rental Adjustment Clause ("TRAC")
Supplement in the form attached hereto with regard to one or more item of Equipment, then there shall be a terminal rental adjustment for such Equipment as further specified in such Supplement. If this Agreement is terminated with respect to any item of Equipment covered by a TRAC Supplement for any reason other than expiration of the Term, then this Section shall not apply and Lessee's rights and obligations shall be governed by the other Sections hereof.

19. PERFORMANCE OF OBLIGATIONS OF LESSEE BY LESSOR: If Lessee fails to perform duly and promptly any of its obligations under this Agreement, Lessor may perform the same , but shall not be obligated to do so, to protect the interests of Lessor, Lessee or both, and any cost, liability or expense (including reasonable attorney's fees) incurred by Lessor in such performance shall be paid to Lessor by Lessee upon demand as additional rent for the Equipment.

 20. GENERAL INDEMNITY: Lessee assumes liability of and agrees to indemnify, defend and hold Lessor, its agents, employees, successors and assigns harmless from any and all actions, suits, liabilities, obligations and claims of every nature (including, without limitation, those arising from contract, strict or absolute liability in tort, product liability, negligence, or any other cause) and from any and all damages, awards, penalties, fines, forfeitures, settlements, interest and attorney's fees awarded to any person whomsoever and regardless of the reason, which directly or indirectly results from or relates to the manufacture, delivery, purchase, sale, ownership leasing, use, possession, operation, condition (including Federal income tax), which Lessor is required to pay in respect of the amounts received under this Section, including any interest, penalties and additions to tax. For the purposes of this Section, the term Lessor shall include the affiliated taxpayer group, within the meaning of Section 1504 of the Internal Revenue Code as amended ("Code") of which Lessor is a member. Lessee's indemnities and liabilities under this Section shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement for any reason.
Upon request of Lessor, Lessee shall assume the defense of any and all demands, claims, actions, suits and all other proceedings against Lessor for which indemnity is provided herein and, Lessee shall allow Lessor to participate in the defense thereof. At Lessor's option, Lessor may assume the defense of the matter, but shall no relieve or reduce Lessee's obligations to indemnify Lessor as set forth herein.

21. TAX INDEMNITY: Lessee acknowledges that the Lessor is the owner of the Equipment for Federal income tax purposes and that Lessor intends to take the accelerated cost recovery deductions ("ACRS Deductions") as provided by Section 168 of the Code. Accordingly, Lessee agrees that at all times during the term of this Agreement, Lessee shall not take any action, fail to take any action, assert any claim or make any representation which results, or may result, in the loss to Lessor of ACRS Deductions. In the event that the ACRS Deductions are lost, reduced or delayed due to any act or omission by Lessee, Lessee agrees to promptly pay to Lessor, as additional rent, an amount such that the portion remaining after deduction of all taxes required to be paid by Lessor in respect to the receipt of such amount (including Federal income tax) shall fully compensate Lessor for the loss, reduction or delay of the ACRS Deductions, including any interest, penalties and additions to tax. Lessor shall have no obligation to contest, beyond the level of an Internal Revenue Service auditing agent, any recapture, disallowance, elimination, reduction or disqualification caused by any act or omission of the Lessee. Lessee also acknowledges that there is a possibility that, after the commencement of this Agreement, the Code, or any regulations promulgated thereunder, might be amended or changed so as to deprive Lessor of the right to claim all or part of the ACRS Deductions, or to lengthen the time period over which the Equipment must be depreciated, or in some other manner impair Lessor's after-tax margin with respect to this Agreement ("Tax Benefits"). In the event that the Lessor' Tax Benefits are impaired due to an amendment or change to the Code, or any regulation promulgated thereunder, the Lessee agrees to pay the Lessor an adjusted rent over the remaining term of the lease such that Lessor's after-tax margins (after consideration of all taxes, including Federal income tax, and increased costs) with respect to this Agreement is maintained . Lessor shall have no obligation to contest any impairment of Tax Benefits due to an amendment or change to the Code or any regulations promulgated thereunder. For the purposes of this Section, the term Lessor shall include affiliated taxpayer group, within the meaning of Section 1504 of the Code, of which Lessor is a member. Lessee's indemnities and liabilities under this Section shall continue in full force and effect notwithstanding the expiration or termination of this Agreement for any reason.

Lessee acknowledges that the percentage set forth in the Casualty and Termination Schedules attached hereto have been computed on the assumption that Lessor shall be entitled to the Tax Benefits as allowed under the present Code. Accordingly, in the event Lessee becomes obligated to pay additional sums to Lessor, the percentages set forth in the schedules shall be revised as may be necessary in the reasonable opinion of Lessor so that the amount payable by Lessee in the event of a casualty loss or termination shall be sufficient to maintain Lessor's net after-tax margin at the same level that would have been available to the Lessor upon payment of the Casualty Value or Termination Value paid after the liability of Lessee hereunder shall become fixed regardless of the date of such casualty or other occurrence. Further, with respect to any previous payment of Casualty Value or Termination Value under the lease by the Lessee, the Lessee would have been the additional amount, in excess of the amount actually paid, that the Lessee would have been required to pay had the liability of Lessee become fixed prior to the date of the original payment.

22. DEFAULT: Time is of the essence on this Agreement and the occurrence of any of the following events shall constitute a default hereof: (a) Lessee's failure to pay when due the full amount of any payments required hereunder, including, without limitation, rents or additional rents, delinquency and late charges, interest, taxes, insurance, the costs of maintenance or repairs, amounts due for indemnification, the Casualty or Termination Values (if applicable) or any other amounts;
(b)Lessee's failure to perform any action or other obligation required by the terms hereof to be performed by Lessee; (c) any attempt by Lessee to remove, sell, transfer, sublease, encumber, or otherwise transfer, dispose or part with possession of the Equipment without Lessor's prior written consent; (d) the making of any false or misleading statements by Lessee prior to or in connection with this Agreement; (e) Lessee's death, dissolution, or other termination of existence; (f) Lessee's becoming insolvent or becoming the subject of a petition in bankruptcy, either voluntarily or involuntary, Lessee' making an assignment for the benefit of creditors, or being named or subjected to a suit for the appointment of a receiver; (g) seizure of or levy upon any Equipment leased hereunder reason of any legal or governmental process directed against Lessee; or (h) any bankruptcy, insolvency, death, dissolution, termination of existence or other default of any guarantor of Lessee.

23. TERMINATION VALUE: Lessor and Lessee hereby agree that the amount set forth under the appropriate entry of the termination value section of the Casualty and Termination Value Schedule attached hereto ("Termination Value") represents the amount necessary to compensate Lessor for any breach by Lessee of its obligation to make future Rental Payments under this Agreement with regard to the items of Equipment shown on such Schedule. In the event of Lessee's breach of its Rental Payment obligation, Lessee agrees to pay Lessor the Termination Value (determined by reference to the most recent Rental Payment date shown thereon) as liquidated damages and not as a penalty. The Termination Value does not include, and Lessee shall remain liable for and shall immediately pay to Lessor, all other amounts due under this Agreement (except for the future Rental Payments), including but not limited to past due Rental Payments, delinquency and late charges, taxes, insurance, costs of maintenance and repair, and any amounts due under the indemnification provisions hereof.

24. REMEDIES: In the event of any default by Lessee under this Agreement, Lessor shall have all of the rights and remedies permitted at law and in equity. The rights and remedies available to Lessor may vary with the law of the applicable jurisdiction, and

Lessee acknowledges and agrees that Lessor shall be entitled to exercise any and all available rights and remedies in any combination or sequence not expressly prohibited by law. Lessee hereby agrees and consents to any rights or remedies which are available to Lessor if Lessee has so agreed or consented. Unless prohibited by law, Lessor's available rights and remedies in the event of a default by Lessee include, without limitation: (a) without terminating this Agreement, request Lessee to assemble any or all of the Equipment, to make the same available to Lessor at a reasonable place designated by Lessor, and to put Lessor in possession thereof; (b) without terminating this Agreement, immediately and without legal proceedings or notice to Lessee enter Lessee's premises, take possession of, remove and retain any or all of the Equipment or render the same unusable; (c) without terminating this Agreement, declare the Termination Value and all other sums payable hereunder immediately due and payable; (d) without notice to Lessee, terminate the Agreement as to any or all of the Equipment leased hereunder, but such termination shall not release Lessee from the liabilities and obligation arising from such breach; and (e) sell or otherwise dispose of any or all of the Equipment private or public sale, or re-lease any or all of the same on such terms and conditions as Lessor deems appropriate. In the event that Lessor repossesses, re-leases, sells or otherwise disposes of the Equipment, any net proceeds of such action which are attributable to Lessee's interest in the Equipment under this Agreement shall be applied against Lessee's obligations hereunder. Unless otherwise mandatory required by applicable law, any remaining net proceeds shall belong solely to Lessor. Lessee shall be liable for any amounts due to Lessor hereunder after application of the net proceeds as set forth above. The net proceeds shall be determined by deducting from the gross sales proceeds, or from the

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net present value of the proceeds of a re-lease, any applicable sales, use and excise taxes, and sales or other fees or commissions actually paid to any party (including the party who sold the Equipment to Lessor) who helps Lessor sell or otherwise dispose of the Equipment, and Lessor's expenses of locating, repossessing, repairing, preparing and disposing of the Equipment, including attorney's fees.

Lessee hereby expressly waives any rights it may have to possession of the Equipment after default and all claims it may have for damages or injuries suffered through or loss caused by any repossession, sale or other disposition of the Equipment hereunder. Lessee agrees that any property other than Equipment which is in or upon the Equipment at the time of repossession may be taken and held without liability until its return is requested by Lessee. Lessee hereby acknowledges and agrees that any applicable standard of commercial reasonableness will be satisfied if the Lessor sell or otherwise disposes of the Equipment by any method which is customarily used for similar Equipment, or which Lessor has used or would use for similar Equipment owned solely by Lessor, even if Lessee believes or proves that a different method of disposition would have been more beneficial for Lessee. Unless otherwise required by law, any requirement of reasonable notice regarding the re-lease, sale or other disposition of the Equipment which Lessor may be obligated to give will be met if such notice is mailed to Lessee at tits address shown herein at least ten (10) days before the time of such re-lease, sale or other disposition. Nothing herein contained shall require Lessor to re-lease, sell or otherwise dispose of the Equipment.

 25. NOTICES: All notices relating hereto shall be either delivered in person to an officer of Lessor or Lessee, or be sent by certified mail, return receipt requested, to Lessor or Lessee at its address as shown on the face hereof or to the last known address of the recipient.

26. LIMITATIONS ON USE: The Equipment shall not be used in the transportation of radioactive materials, hazardous wastes, explosives, hazardous materials, gasses or liquids, unless Lessor has expressly approved the transportation of such material in writing.

27. MISCELLANEOUS: This Agreement constitutes the entire understanding of the parties and supersedes any and all prior understandings or agreements, oral or written, between and among the parties respecting the within subject matter. This Agreement shall be binding upon the successors, assigns and legal representatives of the parties hereto. This Agreement may not be modified unless in a writing signed both parties. No provision of this Agreement may be waived unless in a writing deemed to be a waiver of any other or subsequent default. The provisions of this Agreement are severable, and if a court of competent jurisdiction determines that any of them are unenforceable in accordance with their terms, the court may modify, sever or divide such provisions as necessary to enforce those provisions to the extent they may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one agreement. In the event of litigation concerning this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorney's fees.

LESSEE ACKNOWLEDGES THAT HE HAS RECEIVED A TRUE COPY OF THIS
AGREEMENT, HE HAS READ IT AND IT WAS COMPLETELY FILLED IN BEFORE HE
SIGNED IT.
_________________________________________________________________

ALL TERMS AND CONDITIONS ON THE PREVIOUS PAGES OF THIS AGREEMENT
ARE A PART HEREOF AND ARE BINDING UPON THE PARTIES HERETO.

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LESSEE ACKNOWLEDGES THAT HE HAS RECEIVED A TRUE COPY OF THIS
AGREEMENT, HE HAS READ IT AND IT WAS COMPLETELY FILLED IN BEFORE HE
SIGNED IT.

                                   LESSEE: Environmental
                                           Transportation
                                           Services, Inc.
ACCEPTED BY:                       SS#/Tax ID #__________________

Sullivan's Trucking co., Inc.
By: /s/ Roy Sullivan               By:  /s/ Carl Anderson, Jr.
  ___________________________         ___________________________
Title: President                   Title: President
      _______________________            ________________________
Address: 1705 NE Woodland          Address: 1813 SE 25th St.
         Ponca City, OK                     OKC, OK 73129
       ______________________              ______________________
Date: 5/1/96                       Date: 5/1/96
     ________________________           _________________________

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EQUIPMENT LEASE AGREEMENT
SCHEDULE A: RENTAL PAYMENTS
___________________________

Schedule A is made a part of the Equipment Lease Agreement dated
March 1, 1996 between Sullivan's Trucking Co., Inc. (Lessor) and
Environmental Transportation Services, Inc. (Lessee)

______________________________________________________________
COMMENCEMENT DATE    TERM OF LEASE    LOCATION OF EQUIPMENT

March 1, 1996        24 MONTHS        1813 S.E. 25th STREET
                                      OKLAHOMA CITY, OK
_______________________________________________________________
STATE OF JURISDICTION   STATE EQUIPMENT WILL BE TITLED IN

OKLAHOMA                OKLAHOMA
_______________________________________________________________
BASEPLATE REGISTRATION (STATE, COUNTY, CITY)

OKLAHOMA, OKLAHOMA, OKLAHOMA CITY
_______________________________________________________________

                         DESCRIPTION OF EQUIPMENT

                                         SCHEDULE A   MONTHLY
YEAR    MAKE   MODEL   VEHICLE ID NUMBER    VALUE     RENTAL PAYMENT
_________________________________________________________________

SEE ATTACHED SCHEDULE
_________________________________________________________________

MONTHLY RENTAL PAYMENTS

1.  Schedule A Value (Total Equipment Cost)     $192,000.00
                                                ===========
2.  Total Monthly Payments                      $  8,683.64
                                                ===========

Monthly rental payments are due on the same day each month beginning March 1, 1996.

LESSOR: Sullivan's Trucking    LESSEE:  Environmental
Transportation
        Co., Inc.                       Services, Inc.

By:  /s/ Roy Sullivan           By: /s/ Carl B. Anderson, Jr.
   ________________________       ______________________________
Title: President                Title: President
     ______________________           __________________________
Date: 5/1/96                    Date:   5/1/96
     ______________________           __________________________

                            VEHICLE                       MONTHLY
                        IDENTIFICATION     SCHEDULE A     RENTAL
YEAR    MAKE                NUMBER           VALUE        PAYMENT
________________________________________________________________
TRACTORS
1988    FREIGHTLINER   1FUY2WYB5JP326609   $10,000.00    $452.27
1984    FREIGHTLINER   1FUCYUYB5EP231342     6,000.00     271.36
1985    FREIGHTLINER   1FV8YOY95EP259926     6,000.00     271.36
1988    FREIGHTLINER   1FV9YOY91JP321819    10,000.00     452.27
1988    FREIGHTLINER   1FV9YOY95JP329258    10,000.00     452.27
1988    FREIGHTLINER   1FV9YOY97JP329259    10,000.00     452.27
1988    FREIGHTLINER   1FV82OY93JP329241    10,000.00     452.27
1988    FREIGHTLINER   1FUY2SYB6JP335716    10,000.00     452.27
1988    FREIGHTLINER   1FUY2SYB8JP335717    10,000.00     452.27
1988    FREIGHTLINER   1FUY2SYB1JP335719    10,000.00     452.27
1988    FREIGHTLINER   1FUY2SYB2JP336281    10,000.00     452.27
1988    FREIGHTLINER   1FUY2SYB4JP336282    10,000.00     452.27
1989    FREIGHTLINER   1FUYDSYB4KP351344    10,000.00     452.27
1986    FREIGHTLINER   1FUYYRYB5GP278361    10,000.00     452.27
1986    FREIGHTLINER   1FUYYRYB1GP278356    10,000.00     452.27
1988    FREIGHTLINER   1FUYYRYB4JP328335    10,000.00     452.27
1988    FREIGHTLINER   1FUYYRYB6JP328336    10,000.00     452.27
1988    FREIGHTLINER   1FUYYRYB7JP328331    10,000.00     452.27
1988    FREIGHTLINER   1FUYYRYBxJP328338    10,000.00     452.27
1988    FREIGHTLINER   1FUYYRYB1JP328339    10,000.00     452.27
                                          ______________________
  20                                      $192,000.00  $8,683.64
                                          ======================

CASUALTY AND TERMINATION SCHEDULE
_________________________________

This Casualty and Termination Schedule is made a part of the Equipment Lease Agreement dated April 17, 1996. Termination values assume that all rental payments, fees, and other payments due under the agreement are paid. The table below reflects the percentage of original cost for casualty or termination at each rental month.

PAYMENT   PAYMENT
 DATE       NO.     PERCENTAGE
_________________________________________________________________
03/01/96     1       96.14394%
04/01/96     2       92.26217%
05/01/96     3       88.35452%
06/01/96     4       84.42082%
07/01/96     5       80.46090%
08/01/96     6       76.47457%
09/01/96     7       72.46168%
10/01/96     8       68.42202%
11/01/96     9       64.35544%
12/01/96    10       60.26175%
01/01/97    11       56.14076%
02/01/97    12       51.99231%
03/01/97    13       47.81619%
04/01/97    14       43.61224%
05/01/97    15       39.38026%
06/01/97    16       35.12006%
07/01/97    17       30.83147%
08/01/97    18       26.51428%
09/01/97    19       22.16832%
10/01/97    20       17.79338%
11/01/97    21       13.38927%
12/01/97    22        8.95580%
01/01/98    23        4.49278%
02/01/98    24       -0.00000%


LESSOR: Sullivan's Trucking    LESSEE:  Environmental
Transportation
        Co., Inc.                       Services, Inc.

By:  /s/ Roy Sullivan           By: /s/ Carl B. Anderson, Jr.
   ________________________       ______________________________
Title: President                Title: President
     ______________________           __________________________
Date: 5/1/96                    Date:   5/1/96
     ______________________           __________________________